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                                                                     Exhibit 5.1

September 11, 1997

Meritor Automotive, Inc.
2135 West Maple Road
Troy, Michigan 48084

Re:  Meritor Automotive, Inc. Savings Plan
     Registration Statement on Form S-8
     -------------------------------------

Dear Sirs:

I am Vice President, General Counsel and Secretary of Meritor Automotive, Inc. ("Company"), a Delaware corporation, and I am delivering this opinion in connection with the Registration Statement on Form S-8 ("Registration Statement"), to be filed on or about the date hereof, registering under the Securities Act of 1933, as amended ("Act"), 1,500,000 shares of the Company's common stock, $1.00 par value (including the associated preferred share purchase rights) ("Stock"), to be issued from time to time by the Company in connection with the Meritor Automotive, Inc. Savings Plan ("Plan"), and of interests in the Plan. I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinions hereinafter expressed.

On the basis of the foregoing, and having due regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement has become effective under the Act and the Stock has been duly issued and delivered pursuant to the terms of the Plan, the Stock will be legally issued, fully paid and non-assessable.

I express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware and the Federal laws of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Legal Matters" in the prospectus


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Meritor Automotive, Inc.
September    , 1997
Page 2


constituting a part of the Registration Statement. I also consent to the incorporation by reference in the Registration Statement of the reference to me under the heading "The Automotive Business - Legal Proceedings" in Part I of the Company's Registration Statement on Form 10, as amended, in File No. 1-13093.


Very truly yours,



David W. Greenfield
Senior Vice President,
General Counsel and Secretary